UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2023 (May 8, 2023)
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Exicure, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-39011	81-5333008
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2430 N. Halsted St.
Chicago, IL	60614
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 673-1700
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XCUR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On May 10, 2023, Exicure, Inc. (the “Company”) received notice from The Nasdaq Stock Market LLC (“Nasdaq”) that the Company is no longer in compliance with Nasdaq’s audit committee requirements as set forth in Nasdaq Listing Rule 5605 as a result of the previously disclosed resignation of Hyukku Lee, effective May 3, 2023. Nasdaq Rule 5605 requires the audit committee of the board of directors to be comprised of at least three independent directors (the “Listing Requirement for Audit Committee”).

Pursuant to Nasdaq Listing Rule 5605(c)(4), the Company is entitled to a cure period to regain compliance with the Listing Requirement for Audit Committee, which cure period will expire at the earlier of the Company’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”) or May 3, 2024. If the Company holds its 2023 Annual Meeting before October 30, 2023, then the Company must evidence compliance with the Listing Requirement for Audit Committee no later than October 30, 2023.

The Company plans to promptly submit to Nasdaq documentation evidencing compliance to cure said deficiency. The Company is searching for a qualified candidate to add as an independent director and intends to appoint such independent director to the Company’s board of directors (the “Board”) and audit committee of the Board (the “Audit Committee”) prior to the end of the cure period.

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) Resignation of Independent Registered Public Accounting Firm

On May 8, 2023, KPMG LLP (“KPMG”) resigned as the independent registered public accounting firm of the Company and subsidiary, effective immediately.

The audit reports of KPMG on the Company’s consolidated financial statements as of and for the years ended December 31, 2022 and 2021 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

KPMG’s reports on the consolidated financial statements of the Company as of and for the years ended December 31, 2022 and 2021 and as of and for the years ended December 31, 2021 and 2020 each contained a separate paragraph stating that:

“Going Concern. The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred significant expenses and negative cash flows since inception and its current liquidity is not sufficient to fund operations over the next twelve months, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During the years ended December 31, 2022 and 2021 and the subsequent interim period through May 8, 2023, there were no (i) disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreements in connection with their opinion on the financial statements for such periods or (ii) “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided KPMG with a copy of this Current Report on Form 8-K and requested that it furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the disclosures herein. A letter from KPMG is attached as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
16.1	Letter from KPMG LLP, dated May 11, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXICURE, INC.
(registrant)

Date: May 11, 2023	By:	/s/ Jung Sang Kim
Jung Sang Kim
Chief Executive Officer, Chief Financial Officer and President